SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-A

Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

XBIOTECH INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8201 E. Riverside Drive, Building 4, Suite 100, Austin TX	78744
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-201813

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, no par value per share	The Nasdaq Stock Market
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Registrant’s securities and a description of the related provisions of the Registrant’s Articles, reference is made to “Description of Capital Stock” on pages 85-88 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201813), filed with the Securities and Exchange Commission on March 27, 2015, as subsequently amended, which information is hereby incorporated herein by reference. The description of the Registrant’s securities included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated by reference.

Item 2. Exhibits

See exhibit index immediately following the signature page, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XBIOTECH, INC.

Date: April 14, 2015	By:	/s/ John Simard
John Simard President and Chief Executive Officer (Principal Executive Officer)

XBIOTECH INC.

FORM 8-A REGISTRATION STATEMENT

Exhibit Index

Exhibit	Description	Incorporated Herein by Reference To	Filed Herewith
4.1	Articles of XBiotech Inc.	Exhibit 3.3 of Amendment No. 2 to the XBiotech Inc. Registration Statement on Form S-1, filed with the SEC on March 27, 2015 (Sec File No. 333-201813)